UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2014

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Navistar Drive, Lisle, Illinois 60532

(Address of Principal executive offices, including Zip Code)

(331) 332-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 24, 2014, Navistar International Corporation (the “Company”) filed a Current Report on Form 8-K (the “Previous 8-K”), which announced the closing of the sale of $370,000,000 aggregate principal amount of 4.75% senior subordinated convertible notes due 2019 (the “Convertible Notes”). The Previous 8-K described that the initial purchasers had the option to purchase up to an additional $55,500,000 principal amount of the Convertible Notes at the offering price within the 30-day period from the date of the original issuance of the Convertible Notes (the “Overallotment Option”). Pursuant to the Overallotment Option, the Company has issued and sold to the initial purchasers an additional $40,500,000 in aggregate principal amount of the Convertible Notes. No further Convertible Notes are expected to be issued and sold to the initial purchasers pursuant to the Overallotment Option. Proceeds from the Convertible Notes were used to purchase approximately $400 million of the Company’s existing 3.0% Senior Subordinated Convertible Notes, due October 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION

Date: April 21, 2014	/s/ Walter G. Borst
	Name:	Walter G. Borst
	Title:	Executive Vice President and Chief Financial Officer